Exhibit 99.1

INNOVATIVE SOLUTIONS & SUPPORT

REPORTS FIRST QUARTER 2025 RESULTS

Exton, PA, February 13, 2025 – Innovative Solutions & Support, Inc. (Nasdaq: ISSC) ("IS&S" or the "Company"), a leading provider of advanced avionic solutions for commercial, business aviation and military markets, today reported fiscal first quarter financial results for the three-month period ended December 31, 2024.

FIRST QUARTER 2025 HIGHLIGHTS

(all comparisons versus the prior year period unless otherwise noted)

•	Net revenue of $16.0 million, +71.6%
•	Gross profit of $6.6 million; gross margin of 41.4%
•	Net Income of $0.7 million, or $0.04 per diluted share
•	Adjusted EBITDA(1) of $3.1 million, +24%
•	Ratio of net debt to trailing twelve-month Adjusted EBITDA of 1.8x as of December 31, 2024

(1)	Adjusted EBITDA is a non-GAAP measure. Reconciliation of adjusted EBITDA to net income, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.

MANAGEMENT COMMENTARY

“We are pleased to report first quarter revenue of $16.0 million, an increase of more than 70% versus the prior-year period, driven primarily by the contribution from the recently acquired Honeywell military product line and organic growth in our legacy operations, including continued momentum from new military programs,” stated Shahram Askarpour, Chief Executive Officer of IS&S.

“Revenue from military customers increased to $8.0 million during the first quarter of 2025, up from $2.0 million in the prior-year period,” continued Askarpour. “As we look ahead to the full-year 2025, we expect military revenue to represent more than 40% of our total revenue mix, up from less than 10% just three years ago. As customer activity levels within our military markets have increased, we’ve made significant investments in both infrastructure and systems to support the high-performance requirements of our defense customers. We believe that our U.S. manufacturing footprint is a competitive advantage in the current policy environment that positions us to capitalize on an increasingly favorable outlook for domestic defense spending.”

“To support increased demand, we will have expanded our production capacity at our Exton facility by more than three-fold by mid-calendar year 2025, while further strengthening the organization,” continued Askarpour. “These actions, together with near-term integration expenses related to our most recent Honeywell acquisition, resulted in approximately $0.7 million of costs that impacted first quarter profitability and EBITDA. As we increase our market share of defense programs, we anticipate overall gross margins to be lower than our historical levels, however, we expect our gross margins to improve by mid-2025 as we complete the training and integration of F-16 products into our facility. We remain on track to deliver both revenue and EBITDA growth of over 30% in fiscal year 2025 compared to fiscal year 2024.”

“Entering 2025, we remain highly focused on the opportunity within autonomous flight,” added Askarpour. “We believe the next generation of our AI-enabled Utility Management System is the ideal certifiable platform for flight automation.”

“We continue to prioritize a return-driven capital allocation strategy that seeks to steadily build our capabilities and addressable markets within cockpit automation,” stated Jeffrey DiGiovanni, Chief Financial Officer of IS&S. “Our track record of free cash flow generation, together with our current cash balance and availability under our credit facility of more than $9.0 million, provide us with liquidity to support our ongoing operations and facility expansion.”

“IS&S continues to demonstrate execution across its commercial, operational and capital allocation priorities,” concluded Askarpour. “We are building a leading systems integration platform equipped to scale within growing, high-value markets, consistent with our long-term focus on value creation for our shareholders. Looking ahead, we intend to build on the momentum within our current business and continue evaluating additional acquisitions across a diverse base avionics suppliers and manufacturers that meet or exceed our return thresholds.”

FIRST QUARTER 2025 PERFORMANCE

First quarter revenue was $16.0 million, an increase of 71.6% compared to the same period last year, driven by continued momentum in new military programs and contribution from the recently acquired Honeywell military product line.

Gross profit was $6.6 million during the first quarter of 2025, up 20% from gross profit of $5.5 million in the first quarter of last year. This improvement was driven by strong revenue growth, partially offset by investments for growth initiatives, spending to build organizational capabilities and higher depreciation expense. As a result, in the first quarter of 2025, gross margin was 41.4%, down from 59.3% during the first quarter of 2024. The factors contributing to the lower first quarter gross margin included the impact of the acquired Honeywell military product line volume that carries lower margins (~500 basis points), increased third party expenses from Honeywell with respect to their transition services (~200 basis points) and higher depreciation expense (~500 basis points).

First quarter 2025 operating expenses were $5.3 million, compared to $3.9 million in the first quarter of last year reflecting incremental expenses from the Honeywell acquisitions which included $0.7 million of amortization expense, $0.7 million in employee costs primarily due to increased headcount, and $0.4 million of acquisition and one-time expenses. Operating expenses represented 33.0% of revenue during the first quarter, down from 42.0% in the first quarter of last year owing to improved operating leverage.

Net income was $0.7 million, or $0.04 per diluted share during the first quarter, compared to net income of $1.1 million, or $0.06 per share in the year-ago quarter.

Adjusted EBITDA was $3.1 million during the first quarter, up from $2.5 million in the first quarter of last year.

New orders in the first quarter of fiscal 2025 were $7.5 million and backlog as of December 31, 2024, was $81 million. The backlog includes only purchase orders in-hand and excludes orders from the Company’s OEM customers under long-term programs, including Pilatus PC-24, Textron King Air, Boeing T-7 Red Hawk, Boeing KC-46A, and Lockheed F-16.

BALANCE SHEET, LIQUIDITY AND FREE CASH FLOW

As of December 31, 2024, IS&S had total debt of $26.5 million. Cash and cash equivalents as of December 31, 2024, were $0.6 million, resulting in net debt of $25.9 million. As of December 31, 2024, IS&S had total cash and availability under its credit line of approximately $9.0 million.

Cash flow provided by operations was $1.8 million during the first quarter of 2025 compared to $4.2 million in the same period last year. Capital expenditures during the first quarter of fiscal 2025 were $0.3 million, versus $0.2 million in the year-ago period. Free cash flow was $1.6 million during the first quarter of fiscal 2025 versus $4.0 million in the same period last year.

FIRST QUARTER 2025 RESULTS CONFERENCE CALL

IS&S will host a conference call at 5:00 PM ET on Thursday February 13, 2025, to discuss the Company’s first quarter 2025 results.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of the IS&S website at https://innovative-ss.com/iss-investor-relations/events-presentations/, and a replay of the webcast will be available at the same time shortly after the webcast is complete.

To participate in the live teleconference:

Domestic Live:	(844) 739-3798
International Live:	(412) 317-5714

To listen to a replay of the teleconference, which will be available through February 27, 2025:

Domestic Replay:	(844) 512-2921
International Replay:	(412) 317-6671
Passcode:	10196139

NON-GAAP FINANCIAL MEASURES

EBITDA, adjusted EBITDA, adjusted net income, adjusted diluted earnings per share (“EPS”) and adjusted net cash provided by operating activities (“free cash flow”) are not measures of financial performance under GAAP and should not be considered substitutes for GAAP measures, net income (for EBITDA and adjusted EBITDA), diluted earnings per share (for adjusted diluted EPS) or net cash provided by operating activities (for free cash flow), which the Company considers to be the most directly comparable GAAP measures. These non-GAAP financial measures have limitations as analytical tools, and when assessing the Company’s operating performance, readers should not consider these non-GAAP financial measures in isolation or as substitutes for net income, diluted earnings per share, net cash provided by operating activities or other consolidated income statement data prepared in accordance with GAAP. Other companies in the Company’s industry may define or calculate these non-GAAP financial measures differently than the Company does, and accordingly, these measures may not be comparable to similarly titled measures used by other companies.

The Company defines EBITDA as net income before interest, taxes, depreciation, and amortization. The Company believes EBITDA to be relevant and useful information to their investors because it provides additional information in assessing the Company’s financial operating results. The Company’s management uses EBITDA in evaluating operating performance, ability to service debt, and ability to fund capital expenditures and pay dividends. However, EBITDA has certain limitations in that it does not reflect the impact of certain expenses on the Company’s consolidated statements of income, including interest expense, which is a necessary element of the Company’s costs because the Company has borrowed money in order to finance operations, income tax expense, which is a necessary element of costs because taxes are imposed by law, and depreciation and amortization, which are necessary elements of costs because the Company uses capital assets to generate income. EBITDA should be considered in addition to, and not as a substitute for, or superior to, operating income, net income or other measures of financial performance prepared in accordance with U.S. GAAP. Furthermore, the Company’s definition of EBITDA may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of EBITDA to U.S. GAAP net income.

The Company defines adjusted EBITDA as net income before interest, taxes, depreciation, amortization, transaction-related acquisition and integration expenses, and non-recurring items. The Company believes that adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to ongoing business performance, and that the presentation of this measure enhances an investor’s understanding of its financial performance.

Adjusted EBITDA has important limitations as an analytical tool. For example, adjusted EBITDA:

•	does not reflect any cash capital expenditure requirements for the assets being depreciated and amortized, which assets may have to be replaced in the future;

•	does not reflect changes in, or cash requirements for, the Company’s working capital needs;

•	excludes the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations;

•	does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on the Company’s debt; and

•	excludes certain tax payments that may represent a reduction in available cash.

Free cash flow is calculated as net cash provided by operating activities less capital expenditures. The Company believes that free cash flow is an important financial measure for use in evaluating financial performance because it measures the Company’s ability to generate additional cash from its business operations.

A reconciliation of each non-GAAP measure to the most directly comparable GAAP measure is set forth below.

ABOUT INNOVATIVE SOLUTIONS & SUPPORT

Headquartered in Exton, Pa., Innovative Solutions & Support (IS&S) is a U.S.-based company specializing in the engineering, manufacturing, and supply of advanced avionic solutions. Its extensive global product reach and customer base span commercial, business and aviation and military markets, catering to both airframe manufacturers and aftermarket services for fixed-wing and rotorcraft applications. IS&S offers cutting-edge, cost-effective solutions while maintaining legacy product lines. The company is poised to leverage its experience to create growth opportunities in next-generation navigation systems, advanced flight deck and special mission displays, precise air data instrumentation, autothrottles, flight control computers, mission computers and software based situational awareness targeting autonomous flight. Supported by a robust portfolio of patents and the highest aircraft certification standards, IS&S is at the forefront of meeting the aerospace industry's demand for more sophisticated and technologically advanced products. For more information, please visit us at www.innovative-ss.com.

FORWARD-LOOKING STATEMENTS

In addition to the historical information contained herein, this press release contains “forward-looking statements” within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In this press release, the words “anticipates,” “believes,” “may,” “will,” “estimates,” “continues,” “anticipates,” “intends,” “forecasts,” “expects,” “plans,” “could,” “should,” “would,” “is likely”, “projected”, “might”, “potential”, “preliminary”, “provisionally”, references to “fiscal 2025”, and similar expressions, as they relate to the business or to its management, are intended to identify forward-looking statements, but they are not exclusive means of identifying them. All forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, statements about: future revenue; financial performance and profitability; future business opportunities; the integration of the Honeywell product lines, including statements regarding the ongoing integration; plans to grow organically through new product development and related market expansion, as well as via acquisitions; and the timing of long-term programs remaining in production and continuing to generate future sales. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions, risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the Company’s ability to efficiently integrate acquired and licensed product lines, including the Honeywell product lines, into its operations; a reduction in anticipated orders; an economic downturn; changes in the competitive marketplace and/or customer requirements; an inability to perform customer contracts at anticipated cost levels; market acceptance and demand for our products and programs; and other factors that generally affect the economic and business environments in which the Company operates. Such factors are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2024, and subsequent reports filed with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

IR CONTACT

Paul Bartolai or Noel Ryan

ISSC@val-adv.com

INNOVATIVE SOLUTIONS AND SUPPORT, INC

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	December 31,	September 30,
	2024	2024
ASSETS
Current assets
Cash and cash equivalents	$604,561	$538,977
Accounts receivable	7,716,632	12,612,482
Contract assets	3,410,340	1,680,060
Inventories	15,506,851	12,732,381
Prepaid inventory	5,251,653	5,960,404
Prepaid expenses and other current assets	1,565,883	1,161,394

Total current assets	34,055,920	34,685,698

Goodwill	5,213,104	5,213,104
Intangible assets, net	26,544,011	27,012,292
Property and equipment, net	13,449,044	13,372,298
Deferred income taxes	1,841,737	1,625,144
Other assets	150,119	473,725

Total assets	$81,253,935	$82,382,261

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Accounts payable	1,876,313	2,315,479
Accrued expenses	4,283,466	4,609,294
Contract liability	358,806	340,481

Total current liabilities	6,518,585	7,265,254

Long-term debt	26,512,491	28,027,002
Other liabilities	451,351	451,350

Total liabilities	33,482,427	35,743,606

Total shareholders’ equity	47,771,508	46,638,655

Total liabilities and shareholders’ equity	$81,253,935	$82,382,261

INNOVATIVE SOLUTIONS AND SUPPORT, INC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended December 31,
	2024	2023
Net Sales:
Product	$9,984,234	$4,424,108
Services	5,984,495	4,883,955
Total net sales	15,968,729	9,308,063

Cost of sales:
Product	6,262,690	1,781,345
Services	3,095,582	2,003,556
Total cost of sales	9,358,272	3,784,901

Gross profit	6,610,457	5,523,162

Operating expenses:
Research and development	1,107,736	901,144
Selling, general and administrative	4,158,903	3,006,819
Total operating expenses	5,266,639	3,907,963

Operating income	1,343,818	1,615,199

Interest expense	(427,149)	(360,013)
Interest income	5,250	79,479
Other income	6	17,699
Income before income taxes	921,925	1,352,364

Income tax expense	185,733	295,014

Net income	$736,192	$1,057,350

Net income per common share:
Basic	$0.04	$0.06
Diluted	$0.04	$0.06

Weighted average shares outstanding:
Basic	17,514,193	17,451,362
Diluted	17,584,037	17,474,906

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended December 31,
	2024	2023
Net Income	$736,192	$1,057,350
Income tax expense	185,733	295,014
Interest expense	427,149	360,013
Depreciation and amortization	1,367,075	411,421
EBITDA	$2,716,149	$2,123,798

Acquisition related costs	257,550	161,920
CFO transition, ATM Costs and other strategic initiatives	104,977	205,380
Adjusted EBITDA	$3,078,676	$2,491,098

Adjusted EBITDA Margin	19.3%	26.8%

Free Cash Flow

	Three Months Ended December 31,
	2024	2023
Operating Cashflow	1,841,458	4,215,735
Capital Expenditures	261,364	182,918
Free Cashflow	$1,580,094	$4,032,817

Net Debt and Net Debt Leverage

	Three Months Ended December 31,
	2024		2023
Total Debt	$26,512,491		$10,611,514
Cash	604,561		467,334
Net Debt	$25,907,930		$10,144,180

Leverage Ratio	1.8	x	0.9	x